UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2022

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On October 6, 2022, the Board of Directors (the "Board") of Fluent, Inc. (the "Company") appointed David A. Graff and Richard C. Pfenniger, Jr. as directors of the Company. Neither Mr. Graff nor Mr. Pfenniger have been assigned to a Board committee at the time of this filing.

Mr. Graff is currently Google’s Vice-President, Global Policy and Standards, responsible for implementing content and behavioral policy across all Google products. Prior to Google, Mr. Graff served as the CEO of Online Intelligence, a technology start-up. Previously, Mr. Graff was Chief Legal Officer for private equity backed Edison Schools, Inc. where he managed the company’s IPO and served as corporate secretary and securities compliance officer. Mr. Graff serves on the board of advisors to CapitalG, Google’s independent growth fund, consulting on investments and issues related to digital fraud and abuse. In addition, he currently sits on the Board of Visitors for The Georgetown University Law Center.

Mr. Pfenniger is a private investor with significant executive and operating experience in life science, healthcare and education fields. Mr. Pfenniger served as the Chairman of the Board of Directors and President and Chief Executive Officer of Continucare Corporation, a provider of primary care physician services, from 2003 until the company was acquired in 2011. During his tenure as CEO, Continucare’s share price increased approximately tenfold. Prior to Continucare, Mr. Pfenniger served as Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., as well as an executive officer of IVAX Corporation, serving as its Chief Operating Officer and its Senior Vice President – Legal Affairs and General Counsel. Mr. Pfenniger currently serves as a director on several health, pharmaceutical and medical company boards, including: OPKO Health, Inc., Asensus Surgical, Inc., Cocrystal Pharma, Inc., and Sema4 Holdings, Inc. He also serves as the Vice Chairman of the Board of Trustees of the Phillip and Patricia Frost Museum of Science in Miami, Florida and is a member of its Executive Committee.

Neither Mr. Graff nor Mr. Pfenniger is a party to any related party transaction reportable under Item 404(a) of Regulation S-K. Mr. Graff and Mr. Pfenniger will participate in the Company’s non-employee director compensation program, which is described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on May 2, 2022.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the events described in Item 5.02(d) above is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, issued October 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

October 11, 2022	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer